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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Jaws Technologies, Inc. (a development stage company) dated March 22, 1999, (except for Note 15(e) which is as at April 26, 1999), and our report on the financial statements of Jaws Technologies Inc. (an Alberta corporation) dated March 22, 1999, included in the Prospectus filed as part of Amendment No. 2 (dated April 30, 1999) to the Registration Statement (Form SB-2) of Jaws Technologies, Inc. for the registration of 17,154,900 shares of its common stock.


Calgary, Canada
April 30, 1999                                             Chartered Accountants